Exhibit 23.1

Consent of Independent Accountants

We consent to the reference to our firm under the caption “Experts” and to the inclusion and reference of our report dated August 10, 2006 (except for Note 12, as to which the date is September 11, 2006), on our audits of the consolidated financial statements of Decorize, Inc. as of and for the years ended June 30, 2006 and 2005, in this Registration Statement (Form SB-2) and related Prospectus of Decorize, Inc. for the registration of 21,172,290 shares of its common stock.

/s/ BKD, LLP

Springfield, Missouri November 22, 2006